UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 17, 2011

FXCM Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34986	27-3268672
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

32 Old Slip, New York, NY, 10005
(Address of Principal Executive Offices) (Zip Code)

(646) 432-2986
 (Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On October 17, 2011, FXCM Inc. (the “Company”) issued a press release announcing that the Company's Board of Directors has authorized and approved a $20.0 million increase in the size of the Company’s share repurchase plan, bringing the total authorization to $50.0 million. The repurchases will be funded from existing cash resources and cash generated by the Company's operating activities. Through the date of this filing, the Company has repurchased 1,950,972 shares of Class A common stock at an average price of $11.25, including commissions. All share repurchases were and continue to be done in accordance with Rule 10b-18 of the Securities Exchange Act of 1934 as to the timing, pricing, and volume of such transactions. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired: None
(b)	Pro forma financial information: None
(c)	Shell company transactions: None
(d)	Exhibits: Press release, dated October 17, 2011, issued by FXCM Inc.

Exhibit No.	Exhibit Description

99.1**	Press Release dated October 17, 2011.

**           Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FXCM INC.
By:	/s/ David S. Sassoon
	Name:	David S. Sassoon
	Title:	General Counsel & Secretary

Date:  October 17, 2011

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 17, 2011.